UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2008

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

        On November 6, 2008, Elizabeth Arden, Inc. (the "Company") issued a press release (i) to announce its financial results for its first fiscal quarter ended September 30, 2008, (ii) to provide net sales and earnings per diluted share guidance for the six months ending December 31, 2008 and the fiscal year ending June 30, 2009, and (iii) to announce the extension of its common stock repurchase program as disclosed in Item 8.01 below.

        A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

        On November 6, 2008, the Company also announced that on November 5, 2008, its Board of Directors approved the extension of the Company's $80 million common stock repurchase program (the "Stock Repurchase Program") through November 30, 2010. The Company's Stock Repurchase Program was set to expire on November 30, 2008. Under the Stock Repurchase Program, the Company may, from time to time, purchase shares of its common stock, $.01 par value per share ("Common Stock") in the open market or in privately negotiated transactions based on such factors as the Company deems appropriate, including any limitations under its debt agreements. As of October 31, 2008, the Company had repurchased under the Stock Repurchase Program a total of 2,273,038 shares of Common Stock on the open market at an aggregate cost of $41.3 million, leaving $38.7 million available for additional Common Stock repurchases under the Stock Repurchase Program.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1	Press release of Elizabeth Arden, Inc., dated November 6, 2008.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: November 6, 2008	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer